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                                                                   EXHIBIT 23(a)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Wendy's International, Inc. on Form S-3 of our report dated February 22, 1994 on our audits of the consolidated financial statements and financial statements schedules of Wendy's International, Inc. and Subsidiaries as of January 2, 1994 and January 3, 1993, and for the years ended January 2, 1994, January 3, 1993 and December 29, 1991, which report is incorporated by reference in Wendy's International, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 2, 1994. We also consent to the reference to our Firm under the caption "Experts."



                                                   COOPERS & LYBRAND LLP



Columbus, Ohio
December 20, 1994